UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	July 14, 2004

USA VIDEO INTERACTIVE CORP.
(Exact name of registrant as specified in its chapter)
WYOMING	0-29651	06-15763-91
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
83 Halls Road, Old Lyme, Connecticut 06371
(Address of principal executive offices) (Zip Code)
(860) 434 - 5535
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On July 14th, 2004, the Registrant announced the availability of Version 2.0 of its powerful MediaSentinel™ digital watermarking software.  MediaSentinel™ Version 2.0 was developed expressly to support the stringent anti-piracy requirements of the movie industry, digital video producers and companies whose products are used to distribute digital video content and movie titles to consumers; physically or over networks.

A copy of the News Release dated July 14th, 2004 is furnished as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

Exhibit 99.1

News Release dated July 14th, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA VIDEO INTERACTIVE CORP.

Date :

July 15th, 2004

By :

/s/  Anton J. Drescher

Anton J. Drescher,

Corporate Secretary

For release July 14, 2004 Contact: USA Video Interactive Corporation Phone: 860 434 5535 - Ext 125 e-mail: filmtracer@usvo.com

USA Video Interactive Corp. strengthens

MediaSentinel Digital Watermarking Suite

Version 2.0 adds data management features

(Old Lyme CT – July 14, 2004)  USA Video Interactive Corp. (USVO) today announced the availability of Version 2.0 of its powerful MediaSentinel™ digital watermarking software.  MediaSentinel™ Version 2.0 was developed expressly to support the stringent anti-piracy requirements of the movie industry, digital video producers and companies whose products are used to distribute digital video content and movie titles to consumers; physically or over networks.

A MediaSentinel watermark is invisible to human perception and watermarked video titles contain absolutely no visible artifacts.  Video content watermarked with MediaSentinel can be identified even if it has been modified or has escaped from a DRM or conditional access environment.  In addition, MediaSentinel watermarks are extremely robust; they can survive a wide variety of attacks, including conversions from digital-to-analog-and-back, “StirMark” attacks and more.

MediaSentinel software consists of these software elements:

•

The MediaSentinel™ Generator, which embeds information into video content in the form of an invisible watermark.   This information can relate to ownership, licensing or the content itself.  In addition, each watermarked video is given its own unique “key.”

•

The MediaSentinel™ KeyDB Watermark Database module, which supports the MediaSentinel™ Generator by recording watermarking parameters and identifying information associated with watermarked videos into a database.  The “key” database is maintained by USA Video Interactive Corporation, to ensure that the key information is not accessible to pirates and is readily available to investigators.

•

The MediaSentinel™ Reader, a software module that interprets video content that is suspected of being pirated.  If a video title was encoded with a MediaSentinel watermark, the Reader applies the parameters and keys used during the watermarking process to expose the watermark.

•

A MediaSentinel™ Software Development kit, which enables MediaSentinel technology to be integrated with other software and hardware systems.  These systems may be part of a production or post-production workflow, a video headend, a digital distribution network, a PC or other customer premises equipment.

New capabilities and features available in MediaSentinel™ Version 2.0 include:

•

Automated watermark generation

•

Batch processing of multiple video titles, so multiple video titles can be processed sequentially without operator’s intervention

•

Centralized management of encoding/decoding parameters, so there is no need for entering encoding/decoding parameters for each video title

•

A centralized repository of all possible destinations with addresses. This database allows the tracking of many videos going to one destination, one video going to many destinations, and many videos to many destinations.

•

Media “Pool” (Media List): a centralized repository/list of all video titles and additional information

•

Records: basic database elements, allowing flexible management of all available processing parameters and information

•

Database-like management of entries, so records are easily searchable with multiple powerful search filters

•

Additional details (information) such as destination, status, time and date, automatically associated with the watermark for easy tracking

•

Improved forensic tracking; an extracted watermark is displayed with all associated information

MediaSentinel™ Version 2.0 retains the ability of previous versions, to watermark baseband digital video content in real-time, at the time of distribution or prior to distribution.  MediaSentinel watermarks are extremely robust, meaning that they are virtually impossible to remove without rendering the source video useless.   Multiple watermarks can be applied to the same piece of video content, which can help an analyst trace the video through production and distribution; potentially all the way to the end user.

Video content watermarked with MediaSentinel™ may be encoded as Windows Media®, RealVideo®, QuickTime® and in standard video formats such as MPEG, Motion JPEG and H.261; without impacting the watermark.  MediaSentinel is also transparent to common digital media players such as the Microsoft® Windows Media® Player, RealPlayer® from RealNetworks® and the QuickTime® player from Apple Computer, Inc.

USA Video Interactive Corp. offers software licensing, resale and technical support programs for MediaSentinel™ Version 2.0, which are all available immediately.

USVO, a technology-based company established in 1992, is headquartered in Old Lyme, Connecticut.  (OTCBB: USVO; TSX: US; BSE/Frankfurt: USF).  Further information available at http://www.usvo.com)

About USA Video Interactive Corp. (USVO)

USVO is a developer and supplier of Internet media delivery services, systems, and innovative end-to-end solutions.  The Company developed its StreamHQ™ architecture to provide a wide range of business customers with value-added media delivery services.  USVO holds the pioneering patent for store-and-forward video, filed in 1990 and issued by the United States Patent and Trademark Office on July 14, 1992; it has been cited by at least 165 other patents. USVO holds similar patents in Germany, Canada, England, France, Spain, Italy, and Japan. For more information, visit www.usvo.com.

USA Video Interactive Corporate Headquarters Office: 83 Halls Road, Old Lyme, Connecticut, 06371  Telephone (860) 434 - 5535

Facsimile (860) 434 - 5782; Canada Office:  507 – 837 West Hastings Street, Vancouver, BC   V6C 3N6.  Trading symbol on the OTCBB: USVO; Trading symbol on the TSX Venture Exchange US; Trading symbol on the Berlin and Frankfurt Stock Exchanges: USF.   CUSIP 902924208. For more information contact Edwin Molina (860) 434 - 5535;

MediaSentinel™ is a trademark of USA Video Interactive Corporation.  Windows is a registered trademark of Microsoft Corporation in the United States and other countries.  Windows Media is either a registered trademark or trademark of Microsoft Corporation in the United States and/or other countries.  RealNetworks, Real, the Real logo, RealPlayer, and the RealPlayer logo are trademarks or registered trademarks of RealNetworks, Inc.  Apple and QuickTime are registered trademarks of Apple Computer, Inc.

The TSX Venture Exchange (TSX) has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.